Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Achieves Leading Uranium Sector Sustainability Ranking

Corpus Christi, TX, September 3, 2024 - Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that it has received a Sustainalytics Rating of 23.8, which places the Company as the leading uranium mining company and in the top 5th percentile of the Diversified Metals and Mining Subindustry as rated by Morningstar Sustainalytics (as at September 2, 2024).

Amir Adnani, President and CEO stated: “As the fastest growing North American focused uranium company, we are proud to have attained the leading position in the global uranium industry for our Sustainability work. The top of class rating reflects our ongoing practices since UEC’s inception to integrate sustainability into our core business operations. The result further demonstrates our commitment to creating long-term value for our shareholders, stakeholders and Indigenous rights holders by combining environmental care along with business growth.”

UEC’s latest Sustainability Report is available on the Company’s website and highlights our sustainability achievements to date. This includes measuring and reducing carbon emissions, improving biodiversity, restoring project areas, and supporting local communities where we operate.

The Company’s Sustainability Report is available at https://www.uraniumenergy.com/sustainability/ and the Company’s Morningstar Sustainalytics Risk Rating may be viewed at https://www.sustainalytics.com/esg-rating/uranium-energy-corp/1031306735.

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms located in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of North American warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company’s operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining. For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

X (formerly known as Twitter): @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
WKN: AØJDRR
ISN: US916896103

About Morningstar Sustainalytics

Morningstar Sustainalytics is a leading ESG data, research and ratings firm that supports investors around the world with the development and implementation of responsible investment strategies. For more than 30 years, the firm has been at the forefront of developing high-quality, innovative solutions to meet the evolving needs of global investors. Today, Morningstar Sustainalytics works with hundreds of the world's leading asset managers and pension funds who incorporate ESG information and assessments into their investment processes. The firm also works with hundreds of companies and their financial intermediaries to help them consider material sustainability factors in policies, practices, and capital projects. Morningstar Sustainalytics has analysts around the world with varied multidisciplinary expertise across more than 40 industry groups. For more information, visit www.sustainalytics.com.

This press release contains information developed by Sustainalytics (www.sustainalytics.com). Such information and data are proprietary of Sustainalytics and/or its third-party suppliers and are provided for informational purposes only. They do not constitute an endorsement of any product or project, nor investment advice, and are not warranted to be complete, timely, accurate or suitable for a particular purpose. Their use is subject to conditions available at https://www.sustainalytics.com/legal-disclaimers.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.